BY-LAWS

OF

FRESH BREATH INDUSTRIES, INC.

A NEVADA CORPORATION

ARTICLE ONE

OFFICES

Section 1. 1. Registered Office - The registered office of this corporation
shall be in the County of CLARK 	State of Nevada.

	Section 1.2. Other Offices - The corporation may also have offices at such other places both within and without the State of Nevada as the Board of
Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

	Section 2. 1. Place - All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall deterniine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof


	Section 2.2. Annual Meetings		Annual meetings of the stockholders,commencing
 with the year 1999	shall be held on the		15th- day of AUGUST 	each year if
not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting
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	Section 2.3. Special Mee!iUs - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the
 Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

	Section 2.4. Notices of Meeting - Notices of meetinas shall be in writing and signed by the President or a Vice-President or the Secretary or an
 Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall being to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

	Section 2.5. Purpose of Meeting - Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6. Ouor-u - The holders of a majority of the stock issued and outstandincy and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however. such quorum shall not be present or represented at any meeting, of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without announcement at the meetincy, until a quorum shall be present or represented. Aed, then by the presiding officer of the meeting
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	Section 2. 10. Written Consent in Lieu of Meqiqg - Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.
IM
ARTICLE THREE

DIRECTORS
Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such

	Section 2.8. Share Votin.a - Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing 'in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

	Section 2.9. RLoxy - At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting with any other officer. Such removal shall be effective immediately, even if successors are not elneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders.

	A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resionation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

	The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

	No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
ARTICLE FOUR

MEETINGS OF THE BOARD OF DIRECTORS

	Section 4. 1. Place - Reaular meetin-s of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 4.2. First Meeting - The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3. Regular Me~ - Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4. Special Meetings - Special Meetings of the Board of Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

	Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.
In case such notice is mailed or telegraphed, it shall be deposited in the
 United States mail or delivered to the telegraph company at lease for hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at lease twenty-four
 (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 4.5. Notice - Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adiourned.

	Section 4.6. Waiver - The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holdinc, such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or of the minutes of the meeting

	Section 4.7. Quoru - A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meetin duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly caUed meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting

	Section 4.8. Adjournment - A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next reaular meetino of the Board.

ARTICLE FIVE

COMMITTEES OF DIRECTORS

	Section 5. 1. Power to Designat - The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each conuriittee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to hich may require it. Such coninuittee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitut
r the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

	Section 5.2. Regular Minutes - The cornmittees shall keep regular minutes of their proceedings and report the same to the Board of Directors.
0

	Section 5.3. Written Consent - Any action requir such meeting, the proceedin may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

	Section 7.3. Waiver of Notice - Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of
Incorporation or of these Bylaws, a waiver thereof in writing, slianed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE EIGHT

OFFICERS

	Section 8. 1. Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and s and compensation for attending committee meetings.

ARTICLE SEVEN

NOTICES

Section 7. 1. Notice - Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresse's" appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by tele-ram.

Section 7.2. Consent - Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meetin- and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceeding nation, removal or otherwise shall be filled by the Board of Directors.

	Section 8.6. Chairman of the Board - The Chairman of the Board shall preside at meetin-s of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

	Section 8.7. Vice-Chairman - The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

	Section 8.8. President - The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

	Section 8.9. Vice-President - The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the
President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive VicePresidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties a the President shall descend to the Vice-Presidents in such specified order of seniority.

	Section 8.10. Secret - The Secret shall act under the direction of the President. Subject to the direction of the President he shall attend an meetings of the Board of Directors and all meetinas of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetinas of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Presidebt of Board of Directors.

	Section 8.11. Assistant Secretaries - The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

	Section 8.12. Treasurer - The Treasurer shall act under the direction of the
 President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the comay be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors
, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

	Section 8.13. Suret - If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

	Section 8.14. Assistant Treasurer - The Assistant Treasurer in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of
Directors may from time to time prescribe.

ARTICLE NINE

CERTIFICATES OF STOCK

	Section 9. 1. Share Certificates - Every stockholder shall be entitled to have a certificate si-ned by the President or a Vice-President and the
Treasurer or an Assistant Treasurer, or the Secretary or an Assistant
Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than once class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special various classes of stock or series thereof and the qualifications, limitations or restrictions of such rlcrhts, shall be set forth in full or sun-imarized on the face or back of the certificate which the corporation shall issue to represent such stock.

	Section 9.2. Transfer Agents - If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not officer. The seal of the corporation, or a facsimi-le thereof, may, but need not be, affixed to certificates of stock.

	Section 9.3. Lost or Stolen Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit o that fact by the person claiming teof, or to receive payment of such dividend, or to receiv ent of ri-hts, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

	Section 9.6. Shareholders Record - The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting, and dividends, and the corporation shall not be bouthe certificate alleged to have been lost or destroyed.

	Section 9.4. Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the and record the transaction upon its books.

	Section 9.5. Voting Shareholder - The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meetin g of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a datethey are incurred
e of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately deterriiined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or rep may have or hereafter acquire and, without limiting the generality of such statement, they shall be entcorporate seal, as may from time to time be.
 determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have
 inscribed thereon the name of the Corporation and the words "Corporate
 Seals" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE ELEVEN

INDEMNMCATION

	Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding-, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other hall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss
(including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they mend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provision of the Bylaws which shall not be amended by the Board of
Directors.

October		APPROVED AND ADOPTED this	28th	day of
		'1998
Secretary
Y~
CERTIFICATE OF SECRETARY

	I hereby certify that I am the Secretary of FRESH 13RFATH INDUSTRIES INC. and that the foreaoing Bylaws, consisting of
- pages, constitute the code of
Bylaws of FRESH BREATH INDUSTRIES- INC-, as duly adopted at a regular meeting of
the Board of Directors of the corporation held Ortaher 28 	1998

	IN WITNESS WBEREOF, I have hereunto subscribed my name this
28th		day of Ortohpr 	.

Secretary